Exhibit 99.1
For additional information, please contact US Airways Media Relations at 480-693-5729.

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS NOVEMBER TRAFFIC
     TEMPE, Ariz., Dec. 5, 2007 — US Airways Group, Inc. (NYSE: LCC) today reported November and year-to-date traffic results for 2007. Revenue passenger miles (RPMs) for the month were 4.7 billion, down 4.6 percent from November 2006. Capacity was 6.1 billion available seat miles (ASMs), down 4.6 percent from November 2006. Passenger load factor for the month of November was 77.8 percent, down 0.1 points versus November 2006.
     “Our November consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased between two and four percent on a year-over-year basis. We also continue to make significant progress in our operation achieving our highest year-to-date on-time performance of 80.6 percent while completing 98.7 percent of our flights in the month of November. I want to take this opportunity to once again commend our 36,000 employees who continue to do a fantastic job. We look forward to building on this momentum later this month during the next holiday travel rush,” said US Airways’ President Scott Kirby.
     The following summarizes US Airways Group’s traffic results for the month and year-to-date ended November 2007 and 2006, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

Consolidated US Airways Group, Inc.
NOVEMBER

	2007	2006	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	3,994,823	4,256,974	(6.2)
Atlantic	468,359	418,426	11.9
Latin	282,255	301,283	(6.3)

Total Consolidated Revenue Passenger Miles	4,745,437	4,976,683	(4.6)

Consolidated Available Seat Miles (000)
Domestic	5,076,037	5,429,967	(6.5)
Atlantic	647,506	549,199	17.9
Latin	372,288	412,542	(9.8)

Total Consolidated Available Seat Miles	6,095,831	6,391,708	(4.6)

Consolidated Load Factor (%)
Domestic	78.7	78.4	0.3	pts
Atlantic	72.3	76.2	(3.9	) pts
Latin	75.8	73.0	2.8	pts

Total Consolidated Load Factor	77.8	77.9	(0.1	) pts

Consolidated Enplanements
Domestic	4,764,865	5,069,103	(6.0)
Atlantic	119,029	106,876	11.4
Latin	230,244	245,931	(6.4)

Total Consolidated Enplanements	5,114,138	5,421,910	(5.7)
YEAR TO DATE

	2007	2006	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	47,692,512	48,044,357	(0.7)
Atlantic	7,447,381	6,554,742	13.6
Latin	3,542,904	3,680,736	(3.7)

Total Consolidated Revenue Passenger Miles	58,682,797	58,279,835	0.7

Consolidated Available Seat Miles (000)
Domestic	58,571,444	60,840,409	(3.7)
Atlantic	9,577,317	8,327,117	15.0
Latin	4,539,649	5,008,391	(9.4)

Total Consolidated Available Seat Miles	72,688,410	74,175,917	(2.0)

Consolidated Load Factor (%)
Domestic	81.4	79.0	2.4	pts
Atlantic	77.8	78.7	(0.9	) pts
Latin	78.0	73.5	4.5	pts

Total Consolidated Load Factor	80.7	78.6	2.1	pts

Consolidated Enplanements
Domestic	56,318,430	56,058,417	0.5
Atlantic	1,907,992	1,693,621	12.7
Latin	2,888,437	3,019,209	(4.3)

Total Consolidated Enplanements	61,114,859	60,771,247	0.6
Notes:
1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways Mainline
NOVEMBER

	2007	2006	% Change
Mainline Revenue Passenger Miles (000)
Domestic	3,821,347	4,056,767	(5.8)
Atlantic	468,359	418,426	11.9
Latin	282,255	301,283	(6.3)

Total Mainline Revenue Passenger Miles	4,571,961	4,776,476	(4.3)

Mainline Available Seat Miles (000)
Domestic	4,814,740	5,134,026	(6.2)
Atlantic	647,506	549,199	17.9
Latin	372,288	412,542	(9.8)

Total Mainline Available Seat Miles	5,834,534	6,095,767	(4.3)

Mainline Load Factor (%)
Domestic	79.4	79.0	0.4	pts
Atlantic	72.3	76.2	(3.9	) pts
Latin	75.8	73.0	2.8	pts

Total Mainline Load Factor	78.4	78.4	—	pts

Mainline Enplanements
Domestic	4,127,296	4,383,792	(5.9)
Atlantic	119,029	106,876	11.4
Latin	230,244	245,931	(6.4)

Total Mainline Enplanements	4,476,569	4,736,599	(5.5)
YEAR TO DATE (US Airways and America West combined)

	2007	2006	% Change
Mainline Revenue Passenger Miles (000)
Domestic	45,565,254	45,548,545		—
Atlantic	7,447,381	6,554,742		13.6
Latin	3,542,904	3,680,736		(3.7)

Total Mainline Revenue Passenger Miles	56,555,539	55,784,023		1.4

Mainline Available Seat Miles (000)
Domestic	55,526,825	57,193,111		(2.9)
Atlantic	9,577,317	8,327,117		15.0
Latin	4,539,649	5,008,391		(9.4)

Total Mainline Available Seat Miles	69,643,791	70,528,619		(1.3)

Mainline Load Factor (%)
Domestic	82.1	79.6		2.5	pts
Atlantic	77.8	78.7		(0.9	) pts
Latin	78.0	73.5		4.5	pts

Total Mainline Load Factor	81.2	79.1		2.1	pts

Mainline Enplanements
Domestic	48,705,731	47,937,874		1.6
Atlantic	1,907,992	1,693,621		12.7
Latin	2,888,437	3,019,209		(4.3)

Total Mainline Enplanements	53,502,160	52,650,704		1.6
Notes:
1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines, US Airways MidAtlantic Division)
NOVEMBER

	2007	2006	% Change
Express Revenue Passenger Miles (000)
Domestic	173,476	200,207	(13.4)

Express Available Seat Miles (000)
Domestic	261,296	295,941	(11.7)

Express Load Factor (%)
Domestic	66.4	67.7	(1.3	) pts

Express Enplanements
Domestic	637,569	685,311	(7.0)
YEAR TO DATE

	2007	2006	% Change
Express Revenue Passenger Miles (000)
Domestic	2,127,258	2,495,812	(14.8)

Express Available Seat Miles (000)
Domestic	3,044,619	3,647,298	(16.5)

Express Load Factor (%)
Domestic	69.9	68.4	1.5	pts

Express Enplanements
Domestic	7,612,699	8,120,543	(6.3)
Notes:
1)	US Airways Express includes data for US Airways’ MidAtlantic division through May 27, 2006.
2)	Canada is included in domestic results.
Other Notable Accomplishments
     US Airways is also providing a brief update on notable company accomplishments during the month of November:
•	Announced first ever service to London’s Heathrow Airport. Service between Philadelphia and London Heathrow is scheduled to start on March 29, 2008 with tickets available for purchase on Dec. 1. The airline plans to operate the flights with US Airways’ flagship international aircraft, the Airbus A330 with 29 Envoy and 259 economy seats.

•	Had a successful Thanksgiving holiday helping nearly 2.2 million people travel to family and friends over the five-day holiday weekend period. During this period, 99.5 percent of all flights were completed with more than 86 percent of flights arriving on-time.

•	Agreed to terms to add an additional seven Airbus A330-200s to the airline’s widebody fleet. Augmenting an existing order of ten A330-200s, five of the aircraft are to be delivered from Airbus S.A.S with two from a lessor. The incremental aircraft will facilitate international growth opportunities.

•	Implemented operational performance initiatives designed to enhance on-time reliability and other core metrics.

     US Airways is the fifth largest domestic airline employing more than 36,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,700 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The new US Airways — the product of a merger between America West and US Airways in September 2005 — is a member of the Star Alliance network, which offers our customers 16,000 daily flights to 855 destinations in 155 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs, significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; our high level of fixed obligations and our ability to obtain and maintain financing for operations and other purposes; our ability to achieve the synergies anticipated as a result of the merger and to achieve those synergies in a timely manner; our ability to integrate the management, operations and labor groups of US Airways Group and America West Holdings; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of future significant operating losses; changes in prevailing interest rates; our ability to obtain and maintain commercially reasonable terms with vendors and service providers and our reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; our ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of our hub airports; weather conditions; our ability to obtain and maintain any necessary financing for operations and other purposes; our ability to maintain adequate liquidity; our ability to maintain contracts that are critical to our operations; our ability to operate pursuant to the terms of our financing facilities (particularly the financial covenants); our ability to attract and retain customers; the cyclical nature of the airline industry; our ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in our reports to the Securities and Exchange Commission. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward- looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, which is available at www.usairways.com.
-LCC-